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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statements of Millennium Chemicals Inc. on Form S-8 (No. 333-13139) pertaining to the Millennium Chemicals Inc. Retirement Savings & Investment Plan, (No. 333-13141) pertaining to the SCM Chemicals Inc. Retirement Savings & Investment Plan, (No. 333-13143) pertaining to the Quantum Chemical Retirement Savings & Investment Plan, (No. 333-13147) pertaining to the Quantum Chemical Retirement Savings & Investment Plan for Hourly Represented Employees, (No. 333-13149) pertaining to the SCM Glidco Organics Corp. Retirement Savings & Investment Plan and (No. 333-13717) pertaining to the Millennium Chemicals Inc. Long-Term Stock Incentive Plan of our report dated January 21, 1997, except for Note 14, as to which the date is March 14, 1997 appearing on page 32 of this Annual Report on Form 10-K.

PRICE WATERHOUSE LLP
Morristown, New Jersey
March 14, 1997


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